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                                                                   EXHIBIT 10.26

                                AMAZON.COM, INC.

                     INCENTIVE STOCK OPTION LETTER AGREEMENT


TO:      Joy D. Covey

         We are pleased to inform you that you have been selected by the Board of Directors of Amazon.com, Inc., a Delaware corporation (the "Company"), to receive a stock option (the "Option") for the purchase of 160,000 shares (the "Option Shares") of the Company's Common Stock at an exercise price of $1.50 per share.

         The terms of the Option are as set forth in this Agreement and in the Company's Amended and Restated 1994 Stock Option Plan (the "Plan"), a copy of which is attached. This Agreement is limited by and subject to the express terms and provisions of the Plan. Unless otherwise provided in this Agreement, defined terms will have the meaning given to such terms in the Plan.

         1. DATE OF GRANT: The Option is granted effective as of December 20, 1996.

         2. STATUS OF OPTION: The Option is intended to be an incentive stock option as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company does not represent or warrant that the Option qualifies as such.

         3. TERM: The term of the Option is ten years from the date of grant, unless sooner terminated as a result of termination of your employment or services with the Company or upon a Terminating Event, as described in the Plan and Section 12 of this Agreement.

         4. VESTING: The Option shall vest according to the following schedule:

            DATE ON AND AFTER WHICH OPTION IS                          PORTION OF TOTAL OPTION WHICH IS
                         VESTED                                                     VESTED
                         ------                                                     ------
                    DECEMBER 9, 1997                                                  20%
                    DECEMBER 9, 1998                                                  40%
              Every three months thereafter                                    An additional 5%

Any Option Shares that have not yet vested according to the schedule set forth above shall be considered "Unvested Shares." Upon cessation of your employment or services on behalf of the Company for any reason, no further vesting of the Option will occur and any unvested portion of the Option will terminate.
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         4.1 ACCELERATION OF VESTING: In the event of a "Transfer of Control"
the vesting schedule set forth above shall accelerate automatically by one year for each remaining unvested installment of the Option. Such acceleration shall not be contingent upon any change in employment status, role, or responsibility level occurring in connection with such an event. For this purpose, a Transfer of Control shall be deemed to have occurred in the event of any of the following events with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (ii) a merger in which the Company is not the surviving corporation; (iii) a merger in which the Company is the surviving corporation where the stockholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger; (iv) the sale, exchange, or transfer of all or substantially all of the Company's assets; or (v) a liquidation or dissolution of the Company.

         5. RIGHT TO EXERCISE: The Option shall be immediately exercisable for any or all of the Option Shares, subject to your agreement that any unvested shares of stock purchased upon exercise are subject to the Company's repurchase rights set forth in paragraph 6 below. Notwithstanding the foregoing, except as provided in paragraph 15 below, the aggregate fair market value of the stock with respect to which you may exercise the Option for the first time during any calendar year, together with any other incentive stock options which are exercisable by you for the first time under any Company plan during any such year, as determined in accordance with Section 422 of the Code, shall not exceed $100,000 (the "$100,000 Exercise Limitation"). To the extent the exercisability of the Option is deferred by reason of the $100,000 Exercise Limitation, the deferred portion of the Option will first become exercisable in the first calendar year or years thereafter in which the $100,000 Exercise Limitation would not be contravened.

         6. COMPANY REPURCHASE RIGHT:

                  (a) By accepting the Option, you hereby grant to the Company an option (the "Repurchase Option") to repurchase any Option Shares that remain Unvested Shares on the earlier of (i) the date you cease to be employed by or provide services to the Company (including a parent or subsidiary of the Company) for any reason whatsoever, including, without limitation, termination with or without cause, death or permanent disability and (ii) the date you or your legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of any Unvested Shares (other than pursuant to a Terminating Event, as that term is defined in Section 10.2 of the Plan).

                  (b) The Company may exercise the Repurchase Option by giving you written notice within 60 days after (i) such termination of employment or services (or

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exercise of the Option, if later) or (ii) the Company has received notice of the attempted disposition. If the Company fails to give notice within such 60-day period, the Repurchase Option shall terminate, unless you and the Company have extended the time for the exercise of the Repurchase Option. The Repurchase Option must be exercised, if at all, for all the Unvested Shares, except as you and the Company otherwise agree.

                  (c) Payment to you by the Company shall be made in cash within 30 days after the date of the mailing of the written notice of exercise of the Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness you owe to the Company shall be treated as payment to you in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share being repurchased by the Company shall be an amount equal to your original cost per share, as adjusted as provided in the Plan. You shall deliver the shares of stock being repurchased to the Company at the same time as the Company delivers the purchase price to you.

                  (d) You hereby authorize and direct the Company's Chief Financial Officer or transfer agent to transfer to the Company any Unvested Shares as to which the Repurchase Option is exercised.

                  (e) The Company shall have the right to assign the Repurchase Option at any time, whether or not the Repurchase Option is then exercisable, to one or more persons as may be selected by the Company.

                  (f) The Repurchase Option shall remain in full force and effect in the event of a Terminating Event, provided that if the Administrative Committee determines that an assumption or substitution of options outstanding under the Plan will not be made in connection with the Terminating Event and the vesting of such options is therefore accelerated pursuant to Section 10.2 of the Plan, the Repurchase Option shall terminate and all Unvested Shares shall immediately vest in full.

                  (g) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate your employment or services on behalf of the Company, for any reason, with or without cause.

                  (h) Subject to the terms and conditions of this Agreement, the Unvested Shares may not be sold, transferred, pledged, encumbered or disposed of under any circumstances, whether voluntarily, by operation of law, by gift or by the applicable laws of descent and distribution. Any attempted transfer of any Unvested Shares in conflict with this Agreement shall be null and void.

         7. MARKET STANDOFF: By accepting the Option, you hereby agree that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the federal Securities Act of

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1933, as amended (the "Securities Act"), including the Company's initial public offering, you shall not sell or make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Option Shares without the prior written consent of the Company or its underwriters. Such limitations (the "Market Standoff") shall be in effect only if and to the extent and for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors; provided, however, that in no event shall the weighted average number of days in such period exceed 180 days. The Market Standoff shall in all events terminate two years after the effective date of the Company's initial public offering. In order to enforce the Market Standoff, the Company may impose stop-transfer instructions with respect to the Option Shares until the end of the applicable standoff period.

         8. SHAREHOLDERS AGREEMENT: By accepting the Option you hereby agree to execute, on the date you exercise the Option, a shareholders agreement (the "Shareholders Agreement") in the form in use at such time (unless at such time the Company's Common Stock is publicly traded or the Shareholders Agreement has otherwise terminated), whereby under certain circumstances you grant the Company and certain of its other shareholders a right of first offer to purchase the Option Shares and agree not to dispose of the Option Shares until after December 31, 1999 without the Company's prior consent.

         9. CAPITAL ADJUSTMENTS: In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, any and all new, substituted or additional securities or other property to which you are entitled by reason of ownership of the Option Shares shall be immediately subject to this Agreement and shall be included in the definition of the Option Shares for all purposes and shall be subject to the Repurchase Option, the Shareholders Agreement, the Market Standoff and other terms of this Agreement. While the aggregate repurchase price for Unvested Shares shall remain the same after each such event, the repurchase price per Unvested Share upon execution of the Repurchase Option shall be appropriately adjusted.

         10. METHOD OF EXERCISE: The Option may be exercised by written notice to the Company, in form and substance satisfactory to the Company, which must state the election to exercise the Option, the number of shares of stock for which the Option is being exercised and such other representations and agreements as to your investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement and the Plan. The written notice must be accompanied by full payment of the exercise price for the number of shares of stock being purchased.

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         11. FORM OF PAYMENT: The Option exercise price may be paid, in whole or in part, (i) in cash, by check, or by cash equivalent, or (ii) by any other form of payment permitted by the Plan Administrator.

         12. EARLY TERMINATION: The Option will terminate in its entirety three months after cessation of employment or services on behalf of the Company or its affiliated companies, unless cessation is due to (i) disability, in which case the Option shall terminate one year after cessation of employment or services on behalf of the Company, or (ii) death, in which case the Option will terminate one year after death.

         13. LIMITED TRANSFERABILITY: The Option is not transferable except by will or by the applicable laws of descent and distribution. During your lifetime only you can exercise the Option. The Plan provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death.

         14. NOTICE OF DISQUALIFYING DISPOSITION: To obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An optionee may be subject to the alternative minimum tax at the time of exercise. Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option. By accepting the Option, you hereby agree to promptly notify the Company's Chief Financial Officer if you dispose of any of the Option Shares within one year from the date you exercise all or part of the Option or within two years of the date of grant of the Option.

         15. EXCEPTION TO $100,000 EXERCISE LIMITATION: Notwithstanding any other provision of this Agreement, if compliance with the $100,000 Exercise Limitation as set forth in paragraph 5 above will result in the exercisability of any vested shares being delayed more than 30 days beyond the vesting date for such shares, the Option shall be deemed to be two options. The first Option shall be for the maximum number of shares subject to the Option that can comply with the $100,000 Exercise Limitation without causing the Option to be unexercisable as to vested shares. The second Option, which shall not be treated as an incentive stock option, shall be for the balance of the shares subject to the Option and shall be exercisable on the same terms and at the same time as set forth in this Agreement; provided, however, that (i) the second sentence of paragraph 4 above shall not apply to the second option and (ii) such shares shall become vested shares on the same date or dates as set forth in this Agreement without regard to this paragraph. Unless you specifically elect to the contrary in your written notice of exercise, the first option shall be deemed to be exercised first to the maximum possible extent and then the second option shall be deemed to be exercised.

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         16. REGISTRATION: YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 13
OF THE PLAN, WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. By accepting the Option, you hereby acknowledge that you have read Section 13 of the Plan and that you are hereby making the representations and acknowledgments to the Company, and entering into the indemnity and other obligations to the Company, therein specified.

         17. BINDING EFFECT: This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

         Please execute the following Acceptance and Acknowledgment and return it to the undersigned.

                                     Very truly yours,

                                     AMAZON.COM, INC.


                                     By     Jeff P. Bezos
                                        ---------------------------------------
                                        Its
                                           ------------------------------------

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                          ACCEPTANCE AND ACKNOWLEDGMENT


         I, a resident of the State of Washington, accept the incentive stock option described in this Agreement and in Amazon.com, Inc.'s Amended and Restated 1994 Stock Option Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan, including the provisions of Section 13, and I hereby make the representations, warranties and acknowledgments, and undertake the indemnity and other obligations, therein specified. As a condition to my exercise of this stock option, I agree to execute the Company's Shareholders Agreement and Stock Purchase Agreement in effect at such time.

Dated as of:  Dec 23, 1996
            ----------------

     ###-##-####                                        Joy Covey
-----------------------------                  --------------------------------
Taxpayer I.D. Number                                  ------------------

                                            Address 2432 E. Calhoun
                                                   ----------------------------
                                                  Seattle, WA  98112
                                            -----------------------------------

                                            -----------------------------------


         By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

         Dated:
                ------------------


                                            -----------------------------------
                                            Spouse's Signature

                                            -----------------------------------
                                            Printed Name

         By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

         Dated:    Jan 5, 1997
                ------------------

                                              Joy Covey
                                       ----------------------------------------
                                       Optionee's Signature